Exhibit 10.1

TRANSFER AND ASSUMPTION AGREEMENT

(Saks Credit Card Master Trust)

THIS TRANSFER AND ASSUMPTION AGREEMENT (this “Agreement”), dated as of April 15, 2003, is by and among Saks Incorporated, a Tennessee corporation (“Saks”), Saks Credit Corporation, a Delaware corporation (“SCC” and collectively with Saks, the “Saks Parties”), Household Bank (SB), N.A., a national banking association (“Household Bank”), Household Finance Corporation, a Delaware corporation (“HFC”), Household Receivables Acquisition Company, a Delaware corporation (“HRAC”) and HRSI Funding, Inc. III, a Delaware corporation (“HRSI”, and together with Household Bank, HFC and HRAC, the “Household Parties”).

Saks and SCC are parties to (i) the Master Pooling and Servicing Agreement, dated as of August 21, 1997 (as amended and supplemented, the “MPSA”), among Saks as Servicer (the “Servicer”), SCC as Transferor (the “Transferor”), and Wells Fargo Bank Minnesota, National Association, a national banking association, as Trustee (the “Trustee”) that establishes the Saks Credit Card Master Trust (the “Securitization Trust”). Capitalized terms used but not defined herein shall have those meanings assigned to them under the MPSA.

Saks, SCC, National Bank of the Great Lakes (“NBGL”), and Household Bank are parties to the Purchase and Sale Agreement, dated as of July 26, 2002 (together with all Exhibits, Schedules, agreements and documents related thereto, as amended by the Supplemental Transaction Agreement, dated as of April 14, 2003, the “Purchase Agreement”). The transactions contemplated by the Purchase Agreement are referred to as the “Purchase”.

Pursuant to the Purchase Agreement, Saks, SCC and NBGL (collectively, the “Sellers”) are selling to the Household Parties specified assets, and the Household Parties are purchasing such assets and assuming related liabilities, comprising the Sellers’ consumer private label credit card business, including the related securitization facilities.

As part of and incident to the Purchase Agreement, Household Bank will assume and perform as of and following the date of closing of the Purchase Agreement (the “Closing”) all of the rights, benefits, duties and obligations as owner and originator of credit card accounts (“Accounts”) established by NBGL with customers of Saks and its subsidiaries.

SCC and NBGL desire to sell and transfer, and the respective Household Parties seek to acquire and assume upon and following the Closing, pursuant to the terms and conditions of the Purchase Agreement and this Agreement, the following respective rights, duties, obligations and liabilities: (i) Household Bank will purchase and direct that SCC deliver to HRSI, and HRSI shall receive and assume all of SCC’s rights, interests, duties, obligations and liabilities in, to and under the Exchangeable Transferor Certificate established pursuant to the MPSA (the “Exchangeable Transferor Certificate”); (ii) Household Bank will purchase and direct that SCC deliver to HRSI, and HRSI shall receive and assume all of SCC’s rights, interests, duties, obligations and liabilities in, to and under the Series 2001-2 Class D Certificates, issued and established pursuant to the Series 2001-2 Supplement to the MPSA and held by SCC (the “Class D Certificates”); (iii) HFC shall assume and perform all duties, obligations and liabilities and shall have and exercise, subject to the Program Agreement, the MPSA and the other “Transaction Documents” (as defined in the Purchase Agreement) all rights as Servicer under the MPSA and the Securitization Agreements; (iv) Household Bank shall acquire and assume all of NBGL’s rights, interests, duties, interests, obligations and liabilities under the Accounts; and (v) HRSI will acquire, assume and perform all of the rights, duties, obligations and liabilities of the Transferor under the MPSA and the Securitization Documents.

NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements contained in the Purchase Agreement and herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement (each, a “Party,” and collectively, the “Parties”), intending to be legally bound, agree as follows:

1.    Transfer of the Exchangeable Transferor Certificate.    In reliance on the representations, warranties and covenants of the Household Parties, and subject to the terms and conditions of the Purchase Agreement and to the following terms and conditions, Household Bank hereby directs SCC to deliver the Exchangeable Transferor Certificate to HRSI, and SCC hereby irrevocably transfers, assigns and delivers, without recourse, representation or warranty (except as expressly provided herein or in the Purchase Agreement), to HRSI, and HRSI hereby acknowledges receipt of the Exchangeable Transferor Certificate, and accepts and assumes from SCC, all of the rights, title, interest, duties and obligations of SCC in, to and under, the Exchangeable Transferor Certificate for all periods on and after the Closing.

2.    Transfer of the Series 2001-2 Class D Certificates.    In reliance on the representations, warranties and covenants of the Household Parties, and subject to the following terms and conditions, Household Bank hereby directs SCC to deliver the Class D Certificates to HRSI, and SCC hereby irrevocably transfers, assigns and delivers, without recourse, representation or warranty (except as expressly provided herein or in the Purchase Agreement), to HRSI, and HRSI hereby accepts and assumes from SCC, all of the rights, title, interest, duties and obligations of SCC in, to and under, the Securitization Trust Class D Certificates, Series 2001-2, for all periods on and after the Closing.

3.    Assumption of Servicer Obligations.    On and after the Closing, and pursuant to the MPSA, HFC (i) expressly assumes, undertakes and agrees to be liable for the performance of each and every covenant, duty, obligation and liability of the Servicer under the MPSA, and (ii) shall be entitled to have and exercise all rights granted to the Servicer under the MPSA; provided, however, Saks shall continue to be responsible for all Servicer actions and omissions arising prior to the Closing, as provided in the Purchase Agreement.

4.    Assumption of Transferor Obligations.    On and after the Closing, and pursuant to the MPSA, HRSI (i) expressly assumes, undertakes and agrees to be liable for the performance of each and every covenant, duty, obligation and liability of the Transferor under the MPSA, and (ii) shall be entitled to have and exercise all rights granted to the Transferor, under the MPSA; provided, however, SCC shall continue to be responsible for all Transferor actions and omissions arising prior to the Closing, as provided in the Purchase Agreement.

5.    Representations and Warranties.

(a)    Representations and Warranties of Household Bank. Household Bank represents, warrants and covenants to Saks, SCC, NBGL as follows:

(i)    Organization.    Household Bank is validly existing and in good standing as a national banking association under the federal laws of the United States. Household Bank has full power and authority to enter into this Agreement and to perform its obligations hereunder. This Agreement is the legal, valid and binding obligation of Household Bank, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, receivership, conservatorship, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and general principles of equity (whether considered in an action at law or in equity). Neither the execution and delivery by Household Bank of this Agreement nor the consummation and performance by Household Bank of the transactions contemplated hereby will violate any provisions of law or regulation or any order of any court or any governmental authority applicable to Household Bank, or any document, instrument or agreement by which Household Bank is bound, or to which any of its properties are subject.

(ii)    Approvals.    Household Bank has received all approvals and consents necessary to its execution, delivery and performance of this Agreement, all of which are in full force and effect.

(b)    Representations and Warranties of HRSI.    HRSI represents, warrants and covenants to the Saks, SCC, NBGL as follows:

(i)    Organization.    HRSI is validly existing and in good standing as a corporation under the laws of the State of Delaware. HRSI has full corporate power and authority to enter into this Agreement and receivables purchase agreements with HRAC, as purchaser of Receivables on terms that are not materially adverse to the Certificateholders under the MPSA and the other Securitization Agreements (as defined below), and to perform its obligations hereunder and thereunder. This Agreement is the legal, valid and binding obligation of HRSI, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, receivership, conservatorship, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and general principles of equity (whether considered in an action at law or in equity). Neither the execution and delivery by HRSI of this Agreement nor the consummation and performance by HRSI of the transactions contemplated hereby will violate any provisions of law or regulation or any order of any court or any governmental authority applicable to HRSI, or any document, instrument or agreement by which HRSI is bound, or to which any of its properties are subject.

(ii)    Service as Transferor.    HRSI is eligible under the MPSA and the other Securitization Agreements to become and serve as Transferor under the MPSA and the other Securitization Agreements and hereby adopts and makes on and after the Closing all of the Transferor’s representations, warranties and covenants contained in the MPSA, including, without limitation, Sections 2.3 (except as to paragraph (vi) with respect to dates prior to Closing and the first sentence of paragraph (viii) thereunder), 2.4(a)(ii) (except with respect to dates prior to Closing), 2.4(b) (except as to any Cut-Off Date, Creation Date or other dates prior to Closing), 2.5 and Article VII of the MPSA, all of which are incorporated herein by reference.

(iii)    Qualification of HRSI.    HRSI is both an “accredited investor,” as such term is defined in Rule 501 promulgated under the Securities Act of 1933, as amended (the “1933 Act”), and a “qualified institutional buyer” within the meaning of Rule 144A under the 1933 Act (“Rule 144A”). HRSI has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the purchase of the Exchangeable Transferor Certificate and the Class D Certificates; HRSI has the ability to meet its obligations hereunder and to bear indefinitely the economic risks of the purchase of the Exchangeable Transferor Certificate and the Class D Certificates; HRSI is solvent and has capital adequate for its business purposes and to perform its obligations; HRSI has the experience in investment matters and with credit card asset backed securities and the capacity to protect its own interests in connection with the transactions contemplated by this Agreement; and HRSI has had an opportunity to conduct diligence and obtain such financial and other information as it deemed necessary or appropriate in connection with evaluating the merits and risks of the purchase of the Exchangeable Transferor Certificate and the Class D Certificates.

(iv)    Purpose of Transaction.    In the case of the Exchangeable Transferor Certificate, HRSI is acquiring the Exchangeable Transferor Certificate for its own account and not with a view to any public offering or distribution of the Exchangeable Transferor Certificate or any interest therein. In the case of the Class D Certificates, HRSI is acquiring the Class D Certificates for its own account, and understands and agrees that such acquisition is being made in reliance on Rule 144A without any view to an offering or distribution of such Class D Certificates or any interest therein.

(v)    Compliance with Agreements to which SCC is Subject as Transferor.    HRSI understands that as Transferor, SCC has made, and is subject to, certain representations, warranties and covenants under the MPSA and the other Securitization Agreements, and that such provisions govern the rights, interests, duties, obligations and liabilities of the SCC as Transferor. HRSI has reviewed and understands such provisions and understands and agrees that, as a condition to HRSI succeeding SCC as Transferor, on and after the Closing, HRSI, on and after the Closing agrees to be bound by and shall comply with and perform, the provisions of the MPSA and the other Securitization Agreements as Transferor thereunder. Upon becoming and performing the obligations of a Seller of Receivables, HRSI, at all times upon and following of the Closing, shall be bound by and shall comply with and perform, the provisions of the MPSA and the Series 2001-2 Supplement thereto, the Exchangeable Transferor Certificate, and any documents, instruments or agreements related to the Securitization Trust, the MPSA and any outstanding Series thereunder (collectively, the “Securitization Agreements”).

(vi)    Compliance with the Series 2001-2 Supplement with respect to the Transfer and Sale of the Class D Certificates.    In order to effect the transfer and sale of the Class D Certificates, HRSI has complied with the provisions of Section K(f) under the Series 2001-2 Supplement and hereby certifies to the Transferor and the Servicer and the Trustee that it has neither acquired nor will it sell, transfer, assign, participate, pledge or hypothecate, or otherwise dispose of any interest in its Class D Certificates or cause any interest therein to be marketed on or through (x) an “established securities market” within the meaning of Section 7704(b)(1) of Code and any Treasury regulation thereunder, including, without limitation, an over-the-counter market or an interdealer quotation system that regularly disseminates firm buy or sell quotations, or (y) a “secondary market” within the meaning of Section 7704(b)(2) of the Code and any Treasury regulation thereunder, including, without limitation, a market wherein interests in the Class D Certificates are regularly quoted by any Person making a market in such interests and a market wherein any Person regularly makes available bid or offer quotes with respect to interests in the Class D Certificates and stands ready to effect buy or sell transactions at the quoted price for itself or on behalf of others. Additionally, HRSI has certified prior to the transfer to it of any Class D Certificate or any interest therein, that it is not and will not become a partnership, Subchapter S corporation or grantor trust for United States federal income tax purposes.

(vii)    Approvals.    HRSI has received all approvals and consents necessary to its execution, delivery and performance of this Agreement, all of which are in full force and effect.

(c)    Representations and Warranties of HFC. HFC represents, warrants and covenants to the Saks, SCC, NBGL as follows:

(i)    Organization.    HFC is validly existing and in good standing as a corporation under the laws of the State of Delaware. HFC has full corporate power and authority to enter into this Agreement and to perform its obligations hereunder. This Agreement is the legal, valid and binding obligation of HFC, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, receivership, conservatorship, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and general principles of equity (whether considered in an action at law or in equity). Neither the execution and delivery by HFC of this Agreement nor the consummation by HFC of the transactions contemplated hereby will violate any provisions of law or regulation or any order of any court or any governmental authority applicable to HFC, or any document, instrument or agreement by which HFC is bound, or to which any of its respective properties are subject.

(ii)    Qualification of HFC.    HFC has had an opportunity to review such financial and other information as it deemed necessary or appropriate in connection with becoming the Servicer under the MPSA. HFC hereby confirms that it is eligible to serve as Servicer under the MPSA and the other Securitization Agreements and hereby adopts and makes on and after the Closing all of the Servicer’s representations, warranties and covenants of the Servicer contained in the MPSA, including, without limitation, Section 2.5 and Articles III and VIII of the MPSA, each of which is incorporated herein by reference.

(iii)    Compliance with Agreements to which Saks is Subject as Servicer.    HFC understands that as Servicer, Saks has made, and is subject to, certain representations, warranties and covenants under the MPSA, and the other Securitization Agreements, and that such provisions govern the rights, interests, duties, obligations and liabilities of the Servicer. HFC has reviewed and understands such provisions and understands and agrees that, as a condition to HFC succeeding Saks as Transferor, upon and following the Closing, HFC agrees to be bound by and shall comply with and perform, the provisions of the MPSA and the other Securitization Agreements as Servicer thereunder.

(iv)    Approvals.    HFC has received all approvals and consents necessary to its execution, delivery and performance of this Agreement, all of which are in full force and effect.

(d)    Representations and Warranties of HRAC. HRAC represents, warrants and covenants to the Saks, SCC, NBGL as follows:

(i)    Organization.    HRAC is validly existing and in good standing as a corporation under the laws of the State of Delaware. HRAC has full corporate power and authority to enter into this Agreement and receivables purchase agreements with Household Bank as seller and with HRSI as purchaser on terms that do not materially and adversely affect the rights of Certificateholders under the MPSA and the other Securitization Agreements, and to perform its obligations hereunder and thereunder. This Agreement is the legal, valid and binding obligation of HRAC, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, receivership, conservatorship, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and general principles of equity (whether considered in an action at law or in equity). Neither the execution and delivery by HRAC of this Agreement nor the consummation by HRAC of the transactions contemplated hereby will violate any provisions of law or regulation or any order of any court or any governmental authority applicable to HRAC, or any document, instrument or agreement by which HRAC is bound, or to which any of its respective properties are subject.

(ii)    Qualification of HRAC.    HRAC is solvent and has capital adequate for its business purposes and to perform its obligations hereunder. HRAC has had an opportunity to review such financial and other information as it deemed necessary or appropriate in connection with becoming on and after the Closing, a purchaser and seller of receivables on terms that do not materially and adversely affect the rights of Certificateholders under the MPSA and the other Securitization Agreements, the MPSA and the other Securitization Agreements, and HRAC hereby confirms that it is eligible to serve in such capacities.

(e)    Representations and Warranties of the Saks and SCC.    Each of Saks and SCC represents and warrants to the Household Parties as follows:

(i)    Organization and Qualification.    Each of Saks and SCC is validly existing and in good standing under the laws of the State of Tennessee, and the State of Delaware, respectively.

(ii)    Authority.    Each of Saks and SCC has full power and authority as an entity to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement is the legal, valid and binding obligation of each of Saks and SCC enforceable against each of Saks and SCC, respectively in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, receivership, conservatorship, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and general principles of equity (whether considered in an action at law or in equity). Neither the execution and delivery by Saks or SCC, respectively, of this Agreement nor the consummation and performance by Saks or SCC, respectively, of the transactions, obligations and duties contemplated hereby, including the transfers of the Class D Certificates and the Exchangeable Transferor Certificate. will violate any provisions of law, regulation or any order of any court or any governmental authority or any contract applicable to any of Saks or SCC, any contract to which Saks or SCC is a party or by which either Saks or SCC is bound, or to which any of their respective properties are subject.

(iii)    Compliance with the MPSA with respect to the Transfer and Sale of the Exchangeable Transferor Certificate.    In order to effect the transfer and sale of the Exchangeable Transferor Certificate, SCC, in reliance upon the representations, warranties and covenants of Household Bank and the other Household Parties, has complied with the provisions of Section 6.3(b) under the MPSA and confirms that the following actions have occurred: (A) Saks, as former Servicer, has delivered to the Trustee an Officer’s Certificate stating that the sale and transfer of the Exchangeable Transferor Certificate will not reduce the Transferor’s interest in the Exchangeable Transferor Certificate below the Minimum Transferor Interest Percentage; (B) the Rating Agency Condition has been satisfied; and (C) the Trustee has received an Opinion of Counsel from Alston & Bird LLP expressing that (x) the conveyed interest in the Exchangeable Transferor Certificate will be treated as debt, an equity interest or an interest in a partnership or pass-through entity for federal income tax purposes and that the conveyance of such interest will not cause the Securitization Trust to be characterized for federal income tax purposes as an association taxable as a corporation or otherwise have any material adverse impact on the federal or applicable income taxation of any outstanding Series of Investor Certificates or any Certificate Owner and (y) the transfer will not cause a taxable event under the Securitization Trust or any Series thereunder for federal income tax purposes to any Investor Certificateholder.

(iv)    Compliance with the Series 2001-2 Supplement with respect to the Transfer and Sale of the Class D Certificates.    In order to effect the transfer and sale of the Class D Certificates, SCC, in reliance upon the representations, warranties and covenants of HRSI, has complied with the provisions of Section K(e) under the Series 2001-2 Supplement and confirms that the following actions have taken place: (A) SCC, as former Transferor, has given timely notice to the Trustee, the Servicer and the Rating Agencies of the proposed sale and transfer of the Class D Certificates; (B) the Rating Agency Condition has been satisfied; (C) no Pay Out Event has occurred prior to the consummation of the sale of Class D Certificates; (D) SCC, as former Transferor, has delivered an Officer’s Certificate dated as of the date hereof to the effect that, in SCC’s reasonable belief, the sale of the Class D Certificates will not cause a Pay Out Event to occur with respect to any Series, and (E) SCC, as former Transferor, has provided an Opinion of Counsel from Alston & Bird LLP to the Trustee, dated as of the date hereof, that such proposed sale or transfer will not adversely affect the tax characterization as debt of Investor Certificates of any outstanding Series or Class with respect to which an Opinion of Counsel addressed to the Trustee was delivered at the time of their issuance, that such Investor Certificates would be characterized as debt, cause the Securitization Trust to be classified, for federal income tax purposes, as an association (or publicly traded partnership) taxable as a corporation and cause or constitute an event in which gain or loss would be recognized by any Certificateholder.

(f)    All representations and warranties of the Parties, and all covenants to be performed after Closing shall survive the execution and delivery of this Agreement and the Closing.

6.    Additional Covenants.

(a)    Household Bank covenants to the Saks Parties as follows:

(i)    Household Bank will not take any action or omit to take any action, including, without limitation, any transfer or proposed transfer of any interest in the

Exchangeable Transferor Certificate or the Class D Certificates, that would not be permitted by the MPSA or any Securitization Agreements or applicable law or regulation, or that would cause or is reasonably likely to cause the Exchangeable Transferor Certificate not to be treated as debt, an equity interest or an interest in a partnership or pass-through entity for federal income tax purposes or the Class D Certificates not to be treated as either debt or an interest in a partnership for federal income tax purposes, or would cause the Securitization Trust to be characterized for federal income tax purposes as an association taxable as a corporation, or otherwise would have an adverse effect on the federal or applicable state income taxation of any outstanding Series of Investor Certificates or any Certificate Owner. In connection with any proposed transfer by Household Bank of the Exchangeable Transferor Certificate or the Class D Certificates, Household Bank shall obtain from the proposed transferee similar representations, warranties and covenants to those made in this Agreement by the Household Parties with respect to the Exchangeable Transferor Certificate or the Class D Certificates.

(ii)    Household Bank will cooperate with Saks and SCC and take all actions reasonably necessary or requested by SCC or the Trustee to (x) preserve the interests of Certificateholders under the MPSA, and (y) obtain written confirmation from each applicable Rating Agency (as defined in the MPSA) of the outstanding Certificates of each Series and Class of the Securitization Trust, that the Rating Agency Condition has been satisfied.

(iii)    Household Bank covenants and agrees that, prior to the date which is one year and one day after the payment in full of all Certificates outstanding under the MPSA, it will not institute against, or join any other person in instituting against, Saks, SCC, the Trustee, the Securitization Trust or any holder of Certificates (in its capacity as a Certificateholder), any bankruptcy, reorganization, arrangement, insolvency, conservatorship, receivership or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

(iv)    Household Bank shall use all commercially reasonable efforts, including, without limitation, providing such additional certifications and taking such other actions as may be reasonably requested by SCC, Saks or the Trustee or as may otherwise be necessary or appropriate under the circumstances, to prevent the Trust from being treated as a publicly traded partnership.

(b)    HFC covenants with the Saks Parties as follows:

(i)    HFC will assume at the Closing and perform all duties and obligations as Servicer under the MPSA and the other Securitization Agreements upon and following the Closing, and will not establish any additional Series or otherwise waive, modify or amend any provision of or supplement the MPSA without the prior written consent of Saks, and will make and timely file all reports with Securities and Exchange Commission (“SEC”) required under the MPSA, the Series 2001-2 Supplement and/or the offering documents used in connection with the sale of the Series 2001-2 Certificates, and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the SEC rules and regulations, and as further required or contemplated by any Securitization offering document to permit the Certificates to be quoted by brokers and dealers, and to be offered and sold by the holders thereof only subject to the limitations (if any) described in such offering documents. HFC will not use, and HFC will take all commercially reasonable efforts to prohibit the use by the Household Parties or their respective Affiliates of the Saks Credit Card Master Trust shelf registration on SEC Form S-3 for any purpose, and Saks may, in its discretion, withdraw such shelf registration statement at any time without notice.

(ii)    HFC will cooperate with Saks and SCC take all action necessary or requested by any of the Saks’ Parties or the Trustee to (x) preserve the interests of Certificateholders under the MPSA and the other Securitization Agreements; (y) obtain written confirmation by each applicable Rating Agency (as defined in the MPSA) of the outstanding Certificates of each Series and Class of the Securitization Trust that the Rating Agency Condition has been satisfied, and to (z) confirm and make any representations, warranties and covenants contained herein or otherwise reasonably requested, to the Trustee, the Rating Agencies or any other Person required by the MPSA or the other Securitization Agreements, where action or consent by such Person is needed to consummate the substitution of HFC as Servicer under the MPSA and the transactions contemplated herein and/or in the Purchase Agreement.

(iii)    HFC covenants and agrees that, prior to the date which is one year and one day after the payment in full of all Certificates outstanding under the MPSA, it will not institute against, or join any other person in instituting against, Saks, SCC, NBGL the Trustee, the Securitization Trust or any holder of Certificates (in its capacity as a Certificateholder) any bankruptcy, reorganization, arrangement, insolvency, receivership, conservatorship or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

(c)    HRSI and HRAC covenant with the Saks Parties as follows:

(i)    HRSI, as a purchaser under the receivable purchase agreement in the form attached as Exhibit 1 hereto, and as Transferor, at Closing, and on and after the Closing shall perform all duties, obligations and liabilities and shall have all rights and privileges of the Transferor under the MPSA and the other Securitization Documents, and will not take or omit to take any action that would cause the Exchangeable Transferor Certificate not to be treated as debt, an equity interest or an interest in a partnership or pass-through entity for federal income tax purposes or the Class D Certificates not to be treated as either debt or an interest in a partnership for federal income tax purposes, or would cause the Securitization Trust to be characterized for federal income tax purposes as an association taxable as a corporation, or would otherwise have an adverse effect on the federal or applicable state income taxation of any outstanding series of investor certificates or any certificate owner.

(ii)    HRAC will purchase pursuant to a receivables purchase agreement in substantially the form attached as Exhibit 2 hereto all Receivables generated in Accounts, and satisfactory to the Rating Agencies and the Trustee, and without any change that would be materially adverse to the rights of Certificateholders under the MPSA. HRAC’s rights under such receivables purchase agreement shall be assignable and shall be assigned to HRSI and to the Securitization Trust with respect to Receivables purchased by HRSI and the Securitization Trust.

(iii)    HRSI will purchase pursuant to a receivables purchase agreement in substantially the form attached as Exhibit 1 hereto all Receivables generated in Accounts, and satisfactory to the Rating Agencies and the Trustee, and without any change that would be materially adverse to the rights of Certificateholders under the MPSA. HRSI’s rights under such receivables purchase agreement shall be assignable and shall be assigned by HRSI to the Securitization Trust with respect to Receivables purchased by HRSI and the Securitization Trust.

(iv)    HRAC and HRSI covenant and agree that prior to the date which is one year and one day after the payment in full of all Certificates outstanding under the MPSA, neither of them will institute against nor join any other person in instituting against Saks, SCC, NBGL, the Trustee, the Securitization Trust or any holder of Certificates (in its capacity as a Certificateholder) any bankruptcy, reorganization, arrangement, insolvency, receivership, conservatorship or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

7.    Modification of MPSA, etc.    It is understood and agreed that, nothing in this Agreement is intended to or shall limit or affect the Transferor’s or Servicer’s exclusive rights and discretion, to grant any waiver or consent under, or agree to any amendment, modification, restatement, replacement, extension, renewal, substitution or other change to, the MPSA or the Series 2001-2 Supplement, or any other Securitization Agreement, and generally to take any action or refrain from taking any action as the Transferor and/or the Servicer in their sole discretion deem necessary or appropriate under the Securitization Agreements, which is requested by any Rating Agency, or Enhancement Provider or Lender, or that the Transferor or the Servicer deems appropriate and in the best interest of the Investor Certificateholders, generally, under the MPSA, provided Saks has given its prior written consent to such change, which consent will not be unreasonably withheld.

8.    No Representations.    Except as expressly set forth herein or in the Purchase Agreement, the Saks Parties make no representation or warranty herein and assumes no responsibility hereunder, including, without limitation, with respect to the execution, validity, genuineness, sufficiency or enforceability of the Exchangeable Transferor Certificate or Class D Certificates or any related document, instrument or agreement, with respect to the collectibility or timing of any amounts payable or receivable by the Transferor with respect to the Exchangeable Transferor Certificate or the Class D Certificates or otherwise under the MPSA, the performance of the any obligations of SCC or Saks, as the former Transferor and Servicer, respectively, or any other Saks subsidiary with respect to the Securitization Agreements or any transactions contemplated thereby, the advance rate or rates on Receivables previously transferred by SCC pursuant to the Securitization Trust, any of the Series thereunder, or the performance of the

Securitization Trust or any Series thereunder or the results that may be expected by a holder of the Exchangeable Transferor Certificate or the Class D Certificates. Household Bank acknowledges and agrees that it has, independently and without reliance upon SCC, made its own credit and other analyses and decision to enter into this Agreement based on such analyses as Household Bank has deemed necessary or appropriate. Household Bank also acknowledges that it will, independently and without reliance upon SCC, and based on such documents and information as Household Bank shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under this Agreement.

9.    Exchangeable Transferor Certificate, Class D Certificates Not Registered Securities.

(a)    The Exchangeable Transferor Certificate and the Class D Certificates have not been, and will not be, registered under the 1933 Act, any state securities or blue sky laws (“State Acts”). None of this Agreement, the Exchangeable Transferor Certificate, the Class D Certificates nor any interest in either the Exchangeable Transferor Certificate or the Class D Certificates may be transferred, sold, conveyed, pledged, assigned or otherwise disposed without compliance with (i) the 1933 Act and applicable State Acts’ registration and qualification provisions, or (ii) an applicable exemption from registration under the 1933 Act and applicable State Acts, and the MPSA and the other applicable Securitization Agreements. Any transfer of the Exchangeable Transferor Certificate or a Class D Certificate or any interest in either the Exchangeable Transferor Certificate or the Class D Certificates must satisfy the Servicer under the MPSA that such transfer or disposition is permissible under and consistent with applicable securities laws and the restrictions contained in Section K of the Series 2001-2 Supplement to the MPSA. Any attempted disposition or transfer contrary to the terms of this Section 9 shall be invalid and void and shall have no force and effect.

(b)    The Parties hereby agree to cooperate and use all commercially reasonable efforts to effect the transfer of the Exchangeable Transferor Certificate and the Class D Certificates under applicable federal and state securities laws, including, without limitation, entering into any amendments required or appropriate under the Series 2001-2 Supplement to the MPSA relating to the limitations on transfer of such securities and the legends thereon, such that the Parties may freely transfer and re-transfer such securities to one another at any time.

10.    Specific Performance.    The Parties acknowledge and agree that monetary damages for a breach or threatened breach of this Agreement by any Party hereto would not be a sufficient remedy and that the non-breaching Party could suffer irreparable harm as a result. In the event of a breach or threatened breach of this Agreement, the non-breaching Party shall be entitled to an injunction, restraining order or other equitable relief. Such rights and remedies shall be in addition to any rights to damages or other remedies available under law or equity.

11.    Miscellaneous.

(a)    All notices, requests, consents, and other communications to any party hereunder shall be in writing (including telecopy or electronic facsimile transmission or similar writing), given to such party at its address or facsimile number set forth on the signature pages hereof, or such other address or facsimile number as such party may thereafter specify in writing to the other party hereto. Each such notice, request, consent or other communication shall be effective (i) if given by facsimile, when such facsimile is transmitted to the facsimile number specified in this subsection and its receipt is acknowledged, (ii) if given by mail, three (3) business days after such communication is deposited in the mails with first class or overnight postage prepaid, or (iii)

if given by any other means, when delivered at the address specified in this Section.

(b)    This Agreement may be executed in any number of identical counterparts (including facsimile counterparts), each of which shall be an original, but all of which shall constitute one and the same instrument.

(c)    Section headings in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement and shall not affect the meaning or interpretation of any provision hereof.

(d)    THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS (WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF) OF THE STATE OF NEW YORK.

(e)    If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions, or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

(f)    The Parties agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the other Party to more fully to effect the purposes of this Agreement.

(g)    This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective permitted successors and assigns. No Person not a party hereto is intended to or shall have any rights hereunder, whether as a third party beneficiary or otherwise.

(h)    This Agreement is an Exhibit to the Purchase Agreement. Except as specifically provided otherwise herein or incorporated hereby, this Agreement and the related Purchase Agreement set forth the entire understanding and agreement of the Parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded and replaced by this Agreement. This Agreement may not be modified, amended, waived or supplemented except in writing executed by the Parties.

[Signatures on Next Page]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective authorized officers thereunto duly authorized as of the date first above written.

SAKS INCORPORATED By: /s/ CHARLES J. HANSEN Name: Charles J. Hansen Title: Senior Vice President and Deputy General Counsel
Saks Incorporated 750 Lakeshore Parkway Birmingham, Alabama 35211 Telephone: (205) 940-4000 Facsimile: (205) 940-4468 Attention: Charles J. Hansen

SAKS CREDIT INCORPORATED By: /s/ CHARLES J. HANSEN Name: Charles J. Hansen Title: Senior Vice President and Deputy General Counsel
Saks Credit Corporation 140 Industrial Drive Elmhurst, Illinois 60126 Telephone: Facsimile: Attention: Charles J. Hansen

HOUSEHOLD BANK (SB), N.A. By: /s/ SANDRA L. DERICKSON Name: Sandra L. Derickson Title: Executive Vice President
Household Bank (SB), N.A. 1111 Town Center Drive Las Vegas, Nevada 89144 Telephone: Facsimile: Attention:

HOUSEHOLD FINANCE CORPORATION By: /s/ B. B. MOSS, JR. Name: B. B. Moss, Jr. Title: Vice President and Treasurer
Household Finance Corporation 2700 Sanders Road Prospect Heights, Illinois 60070 Telephone: Facsimile: Attention:

HOUSEHOLD RECEIVABLES ACQUISITION COMPANY By: /s/ J. W. HOFF Name: J. W. Hoff Title: Vice President
Household Receivables Acquisition Company 2700 Sanders Road Prospect Heights, Illinois 60070 Telephone: Facsimile: Attention:

HRSI FUNDING, INC. III By: /s/ S.H. SMITH Name: S.H. Smith Title: Vice President and Treasurer
HRSI Funding, Inc. III 1111 Town Center Drive Las Vegas, Nevada 89144 Telephone: Facsimile: Attention: